Exhibit 10.1

SIGNING DAY SPORTS, INC.

8355 East Hartford Rd., Ste. 100

Scottsdale, AZ 85255

October 15, 2024

Boustead Securities, LLC

6 Venture, Suite 395

Irvine, CA 92618

Re: Termination Agreement – Amendment No. 1

Ladies and Gentlemen:

Reference is hereby made to that certain Termination Agreement, dated as of September 18, 2024 (the “Termination Agreement”), by and between Signing Day Sports, Inc., a Delaware corporation (the “Company”), and Boustead Securities, LLC, a California limited liability company (“Boustead”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Termination Agreement.

This letter agreement amends and supplements the Termination Agreement as set forth below.

1. Exchange Cap. Notwithstanding anything to the contrary set forth in the Termination Agreement, including but not limited to Section 5 thereof, the Company and Boustead acknowledge and agree that the Company shall not issue or sell any shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to the Termination Agreement, and Boustead shall not acquire any shares of Common Stock pursuant to the Termination Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Termination Agreement and the transactions contemplated thereby would exceed 3,621,725 shares of Common Stock (such number of shares equal to 19.99% of the aggregate number of shares of the Common Stock issued and outstanding immediately prior to the execution of the Termination Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Termination Agreement under applicable rules of the Exchange (such maximum number of shares of Common Stock, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to the Termination Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Exchange (“Exchange Cap Stockholder Approval”).

2. Obligation to Obtain Stockholder Approval. The Company has entered into a Binding Term Sheet (the “Term Sheet”) with Dear Cashmere Group Holding Company, a Nevada corporation (“DRCR”), James Gibbons and Nicholas Link (collectively, the “Sellers”) and expects to enter into a stock purchase agreement on substantially the same terms described in the Term Sheet (the “SPA”). The SPA will require the Company to file a registration statement on form S-4 (the “Registration Statement”) that includes a joint proxy statement and prospectus relating to a stockholders’ meeting of the Company (the “Stockholders Meeting”). The Company shall solicit Exchange Cap Stockholder Approval at such Stockholders Meeting and shall include all of the necessary information to obtain Exchange Cap Stockholder Approval in the related proxy statement. The SPA shall require the Company to cause the Stockholders Meeting to occur within 45 days of the effective date of the Registration Statement but no later than 180 days after such 45-day period (the “Extended Meeting Deadline”). If the Company files a proxy statement in connection with any other meeting of stockholders, or an information statement in connection with a written consent of stockholders in lieu of a stockholders meeting, prior to the Stockholders Meeting, it shall include a proposal to obtain the Exchange Cap Stockholder Approval in such proxy statement and solicit proxies for such Exchange Cap Stockholder Approval, or include disclosure of the Exchange Cap Stockholder Approval in such information statement, in each case in accordance with applicable rules of the Securities and Exchange Commission to obtain the Exchange Cap Stockholder Approval.

3. True Up Payment. If the Company fails to obtain the Exchange Cap Stockholder Approval by the Extended Meeting Deadline, then the Company shall promptly, and in any event, within fifteen (15) days of the Extended Meeting Deadline, make a true up cash payment to Boustead in an amount equal to the product of (i) the number of additional shares of Common Stock that Boustead would have received pursuant to the Termination Agreement, but for the Exchange Cap, multiplied by (ii) the value weighted average price of the Company’s Common Stock for the thirty (30)-day period ending on the day of the Extended Meeting Deadline.

4. Miscellaneous. Except as set forth herein, the Termination Agreement remains unmodified and in full force and effect.

[Signature Page Follows]

Very truly yours,

Signing Day Sports, Inc.

By:	/s/ Daniel Nelson
Name:	Daniel Nelson
Title:	Chief Executive Officer

Agreed and Accepted:

Boustead Securities, LLC

By:	/s/ Lincoln Smith
Name:	Lincoln Smith
Title:	Chief Executive Officer

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